SCHEDULE 14A INFORMATION

             Proxy Statement Pursuant to Section 14(a) of the Securities
                        Exchange Act of 1934

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement              [ ] Confidential, for Use of
                                                  the Commission Only (as
                                                  permitted by Rule 14a-6(e)(2))

[X]  Definitive Proxy Statement

[ ]  Definitive Additional Materials

[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                                 Comm Bancorp, Inc.
_______________________________________________________________________________
                  (Name of Registrant as Specified In Its Charter)


________________________________________________________________________________
      (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(i)(2) or
     Item 22(a)(2) of Schedule 14A.

[ ] $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     1)   Title of each class of securities to which transaction applies:
          _______________________________________________________________

     2)   Aggregate number of securities to which transaction applies:
          _______________________________________________________________

     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
          _______________________________________________________________

     4)   Proposed maximum aggregate value of transaction:
          _______________________________________________________________

     5)   Total fee paid:
          _______________________________________________________________

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1)   Amount Previously Paid:
          _____________________________________________

     2)   Form, Schedule or Registration Statement No.:
          _____________________________________________

     3)   Filing Party:
          _____________________________________________

     4)   Date Filed:
          _____________________________________________


                        ____________________________________
                      NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                             TO BE HELD ON JUNE 7, 1996
                        ____________________________________




TO THE STOCKHOLDERS OF COMM BANCORP, INC:

     Notice is hereby given that the Annual Meeting of Stockholders of COMM BANCORP, INC. (the "Company") will be held at 1:00 p.m., prevailing time, on Friday, June 7, 1996, at the American Legion Post #524, Dundaff Street, Forest City, Pennsylvania 18421, for the following purposes:


     1.   To fix the number of directors to be elected at nine (9);

     2. To elect nine (9) directors to serve for a one-year term and until their successors are duly elected and qualified;

     3. To ratify the selection of Kronick Kalada Berdy & Co. of Kingston, Pennsylvania, Certified Public Accountants, as the independent auditors for the Company for the year ending December 31, 1996; and

     4. To transact such other business as may properly come before the Annual Meeting and any adjournment or postponement thereof.


     In accordance with the By-laws of the Company and action of the Board of Directors, only those stockholders of record at the close of business on May 8, 1996, will be entitled to notice of and to vote at the Annual Meeting and at any adjournment or postponement thereof.

     Copies of the Company's Annual Report for the fiscal year ended December 31, 1995, are being mailed with this Notice. Copies of the Company's Annual Report for the 1994 fiscal year may be obtained at no cost by contacting Scott
A. Seasock, Chief Financial Officer, Comm Bancorp, Inc., 521 Main Street, P.O. Box 129, Forest City, Pennsylvania 18421, telephone: (717) 785-2181.

     You are urged to mark, sign, date and promptly return your Proxy in the enclosed envelope so that your shares may be voted in accordance with your wishes and in order that the presence of a quorum may be assured. The prompt return of your signed Proxy, regardless of the number of shares you hold, will aid the Company in reducing the expense of additional Proxy solicitation. The giving of such Proxy does not affect your right to vote in person, if you attend the meeting and give written notice to the Secretary of the Company.


                            By Order of the Board of Directors,

                            /s/ William F. Farber, Sr.


                            William F. Farber, Sr.
                            Chairman of the Board


May 8, 1996






                      PROXY STATEMENT FOR THE ANNUAL MEETING OF
                       STOCKHOLDERS TO BE HELD ON JUNE 7, 1996

                                       GENERAL

Introduction, Date, Time and Place of Annual Meeting
____________________________________________________

     This Proxy Statement is being furnished in connection with the solicitation by the Board of Directors (the "Board") of COMM BANCORP, INC. (the "Company"), a Pennsylvania business corporation, of Proxies to be voted at the Annual Meeting of Stockholders of the Company to be held on Friday, June 7, 1996, at 1:00 p.m., prevailing time, at the American Legion Post #524, Dundaff Street, Forest City, Pennsylvania 18421, and at any adjournment or postponement of the Annual Meeting.

     The principal executive offices of the Company are located at Community Bank & Trust Company, 521 Main Street, P.O. Box 129, Forest City, Pennsylvania 18421. The telephone number for the Company is (717) 785-3181. All inquiries should be directed to Scott A. Seasock, Chief Financial Officer of the Company. Community Bank & Trust Company, a Pennsylvania banking institution (the "Bank"), is a wholly-owned subsidiary of the Company.

Solicitation and Voting of Proxies
__________________________________

     This Proxy Statement and the enclosed form of Proxy (the "Proxy") are first being sent to stockholders of the Company on or about May 8, 1996.

     Shares represented by Proxies on the accompanying Proxy, if properly signed and returned, will be voted in accordance with the specifications made thereon by the stockholders. Any Proxy not specifying to the contrary will be voted: FOR the proposal to fix the number of Directors to be elected at nine
(9); FOR the election of the nine (9) nominees for Director named below; and FOR the ratification of the selection of Kronick Kalada Berdy & Co., Certified Public Accountants, as the independent auditors for the Company for the year ending December 31, 1996. Execution and return of the enclosed Proxy will not affect a stockholder's right to attend the Annual Meeting and vote in person, after giving written notice to the Secretary of the Company. The cost of preparing, assembling, printing, mailing and soliciting Proxies, and any additional material which the Company may furnish stockholders in connection with the Annual Meeting, will be borne by the Company. In addition to the use of the mails, certain directors, officers and employees of the Company and the Bank may solicit Proxies personally, by telephone, telegraph and telecopier. Arrangements will be made with brokerage houses and other custodians, nominees and fiduciaries to forward Proxy solicitation material to the beneficial owners of stock held of record by these persons, and, upon request thereof, the Company will reimburse them for their reasonable forwarding expenses.

Revocability of Proxy
_____________________

     A stockholder who returns a Proxy may revoke the Proxy at any time before it is voted only: (1) by giving written notice of revocation to Michael T. Goskowski, Secretary of Comm Bancorp, Inc., at 521 Main Street, P.O. Box 129, Forest City, Pennsylvania 18421; (2) by executing a later-dated Proxy and giving written notice thereof to the Secretary of the Company; or (3) by voting in person after giving written notice to the Secretary of the Company.

Voting Securities, Record Date and Quorum
_________________________________________

     At the close of business on May 8, 1996, the Company had issued and outstanding 2,200,080 shares of common stock, par value $0.33 per share, the only authorized class of stock (the "Common Stock").

     Only holders of Common Stock of record at the close of business on May 8, 1996, will be entitled to notice of and to vote at the Annual Meeting. Cumulative voting rights do not exist with respect to the election of directors. On all matters to come before the Annual Meeting, each share of Common Stock is entitled to one vote.

     Under Pennsylvania law, the presence of a quorum is required for each matter to be acted upon at the Annual Meeting. In accordance with Section 1756 of the Business Corporation Law of 1988, as amended, the presence, in person or by Proxy, of stockholders entitled to cast at least a majority of the votes that all stockholders are entitled to cast shall constitute a quorum for the transaction of business at the Annual Meeting. Votes withheld will be counted in determining the presence of a quorum for the particular matter. Broker non-votes will not be counted in determining the presence of a quorum for the particular matter as to which the broker withheld authority.

     Assuming the presence of a quorum, the affirmative vote of a majority of all votes cast by stockholders is required to approve the proposal to fix the number of directors to be elected at nine. Votes withheld and broker non-votes are not deemed to constitute "votes cast" and therefore do not count for or against such proposal. Votes withheld and broker non-votes, however, have a practical effect of reducing the number of affirmative votes required to achieve a majority for such matter by reducing the total number of shares voted from which the required majority is calculated.

     Assuming the presence of a quorum, the nine (9) nominees for director receiving the highest number of votes cast by stockholders entitled to vote for the election of directors shall be elected. Votes withheld from a nominee and broker non-votes will not be cast for such nominee.

     Assuming the presence of a quorum, the affirmative vote of a majority of all votes cast by stockholders is required for the ratification of the selection of independent auditors. Votes withheld and broker non-votes are not deemed to constitute "votes cast" and therefore do not count for or against such ratification. Votes withheld and broker non-votes, however, have the practical effect of reducing the number of affirmative votes required to achieve a majority for each such matter by reducing the total number of shares voted from which the required majority is calculated.

                   PRINCIPAL BENEFICIAL OWNERS OF THE COMMON STOCK

Principal Owners
________________

     The following table sets forth, as of May 8, 1996, the name and address of each person who owns of record or who is known by the Board of Directors to be the beneficial owner of more than five percent of the outstanding Common Stock, the number of shares beneficially owned by such person and the percentage of the outstanding Common Stock so owned.

                                           Percent of Outstanding
                      Shares Beneficially     Common Stock
Name and Address            Owned(1)         Beneficially Owned
________________      ___________________  ______________________

Joseph P. Moore, Jr.       217,260(2)             9.88%
400 Williamson Road
Gladwyne,  PA  19035

William F. Farber, Sr.     187,320                8.51%
Crystal Lake Road
R.R. 1, Box 1281
Carbondale, PA  18407

Gerald B. Franceski        155,478(3)             7.07%
Lewis Lake, P.O. Box 88
Union Dale, PA  18470

Robert T. Seamans          129,360(4)             5.88%
P.O. Box 462
Factoryville, PA  18419

(1) The securities "beneficially owned" by an individual are determined in accordance with the definitions of "beneficial ownership" set forth in the General Rules and Regulations of the SEC and may include securities owned by or for the individual's spouse and minor children and any other relative who has the same home, as well as securities to which the individual has or shares voting or investment power or has the right to acquire beneficial ownership within sixty (60) days after May 8, 1996. Beneficial ownership may be disclaimed as to certain of the securities.
(2) Includes 30,240 shares held individually; 6,300 shares held in the Moore Motors, Inc. Profit Sharing Plan; and 180,720 shares held beneficially by Moore & Company, which are held in trust for his various relatives.
(3) Includes 104,478 shares held jointly with his spouse; and 51,000 shares held jointly in various combinations with his spouse, sons, brother, sister and aunt.
(4) Includes 128,025 shares held individually; and 1,335 shares held individually by his spouse.

Beneficial Ownership by Officers, Directors and Nominees
________________________________________________________

               The following table sets forth as of May 8, 1996, the amount and percentage of the Common Stock beneficially owned by each director and all officers and directors of the Company as a group.

NAME OF INDIVIDUAL     AMOUNT AND NATURE OF             PERCENT
OR IDENTITY OF GROUP  BENEFICIAL OWNERSHIP(1)(2)(3)   OF CLASS(4)
____________________  _____________________________   ___________

David L. Baker               11,304(5)                   ----
Donald R. Edwards, Sr.       51,816(6)                   2.36%
William F. Farber, Sr.      187,320                      8.51%
Judd B. Fitze                10,200(7)                   ----
Michael T. Goskowski         21,096(8)                   ----
John P. Kameen               20,280(9)                   ----
William B. Lopatofsky        25,410(10)                  1.15%
J. Robert McDonnell          32,544(10)                  1.48%
Joseph P. Moore, Jr.        217,260(11)                  9.88%
Scott A. Seasock              2,745(12)                  ----
Thomas E. Sheridan            1,764(10)                  ----
Eric Stephens                 6,960(13)                  ----

All Executive Officers and Directors
 of the Company as a Group
 (9 Directors, 6 Officers,
 12 Persons in Total)       588,699                     26.76%

(1) Does not include any Common Stock held in fiduciary accounts under the control of the Trust Department of the Bank.
(2) See footnote (1) under the above caption entitled "Principal Owners" for the definition of "beneficial ownership."
(3)            Information furnished by the directors and the Company.
(4)            Less than 1.0 percent unless otherwise indicated.
(5) See footnote (3) under the above caption entitled "Principal Officers of the Company."
(6) Includes 1,200 shares held individually; 5,580 shares held individually by his spouse; 900 shares held jointly with his daughter; 43,920 shares held jointly by his spouse and daughter; 108 shares held under his IRA; and 108 shares held under his spouse's IRA.
(7) Includes 1,200 shares held under his IRA; and 9,000 shares held jointly with his spouse.
(8) See footnote (7) under the above caption entitled "Principal Officers of the Company."
(9) Includes 17,280 held jointly with his spouse and 3,000 shares held as tennants-in-common with other individuals.
(10)           Held jointly with his spouse.
(11)           See footnote (2) under the above caption entitled "Principal
               Owners."
(12) See footnote (5) under the above caption entitled "Principal Officers of the Company."
(13) Includes 5,340 shares held individually; 900 shares held individually by his spouse; and 720 shares held individually by his children.


                                ELECTION OF DIRECTORS

               Unless otherwise instructed, the Proxyholders will vote the Proxies received by them for the election of the nine (9) nominees named below. If any nominee should become unavailable for any reason, Proxies will be voted in favor of a substitute nominee as the Board of Directors of the Company shall determine. The Board of Directors has no reason to believe that the nominees named will be unable to serve if elected. Any vacancy occurring on the Board of Directors of the Company for any reason may be filled by a majority of the directors then in office until the expiration of the term of the vacancy.

               Article 12 of the Amended Articles of Incorporation requires the number of directors to be fixed and determined by a resolution of a majority of the stockholders at any annual or special meeting of the stockholders. Unless otherwise instructed, the Proxyholders will vote the Proxies received by them for a resolution to fix the number of directors of the Company at nine (9).

               In addition, there is no cumulative voting for the election of directors. Each share of Common Stock is entitled to cast only one vote for each nominee. For example, if a stockholder owns ten (10) shares of Common Stock, he or she may cast up to ten (10) votes for each of the nine (9) directors to be elected.

















                  INFORMATION AS TO NOMINEES AND EXECUTIVE OFFICERS

               The following table contains certain information with respect to the nominees and executive officers:


                     AGE AS OF  PRINCIPAL OCCUPATION FOR PAST        DIRECTOR OF
                      MARCH 1,  FIVE YEARS AND POSITION HELD         COMPANY/
NAME                    1996    WITH THE COMPANY AND BANK            BANK SINCE
____                 _________  _____________________________        ___________

David L. Baker            50    President and Chief Executive        1988/1993
                                Officer ("CEO") of the Company
                                and Bank (as of April 26, 1995);
                                Senior Vice President of the Bank
                                (as of January 20, 1993);
                                President of FNB Nicholson
                                (1987-1992) prior to its merger
                                with the Bank

Donald R. Edwards, Sr.(1) 52    Owner, Mountain View Inn             1988/1993

William F. Farber, Sr.    58    President, Farber's Restaurants;     1983/1970
                                Chairman of the Boards of Directors
                                of the Company and Bank

Judd B. Fitze             44    Partner, Farr, Davis & Fitze         1995/1992
                                (attorney-at-law)

Michael T. Goskowski(2)   73    President, Kartri Sales Mfg.         1984/1984
                                (manufacturing); Secretary of
                                the Company and Bank

John P. Kameen            54    Publisher, Forest City News          1983/1979

William B. Lopatofsky     64    Owner, Northeast Distributors        1983/1982
                                and Equipment

J. Robert McDonnell       60    Owner, McDonnell's Restaurant;       1983/1979
                                Vice President of the Company

Joseph P. Moore, Jr.      69    Retired President, Moore Motors Inc. 1988/1992
                                (automobile dealership); President
                                Elk Mountain Ski Resort, Inc.

Eric Stephens(1)          44    Auto Dealer, H.L. Stephens and Son   1988/1993
                                (automobile dealership)


(1)         Eric Stephens is married to the niece of Donald R. Edwards, Sr.

(2) In accordance with Article 10 of the Amended Articles of Incorporation of the Company, Mr. Goskowski served as a director of the Corporation until December 31, 1995, the completion of the year in which he attained 72 years of age. Mr. Goskowski continues to serve as a director of the Bank. Mr. Goskowski is not a nominee for director at this 1996 annual meeting of stockholders.





  The Executive Compensation Committee of the Bank meets annually or as needed to review salaries, compensation and personnel policies, the fee structure for advisory boards and directors of the Company. John P. Kameen, Joseph P. Moore, Jr., Michael T. Goskowski, William F. Farber, Sr. and Judd B. Fitze serve as members of this committee. This committee met one (1) time in 1995. Committee members received no remuneration for serving on this committee.

  The ALCO Committee of the Bank meets once a month to make recommendations to the Board of Directors regarding the asset liability functions of the Bank. William F. Farber, Sr., Judd B. Fitze, Michael T. Goskowski, John P. Kameen, Joseph P. Moore, Jr., and Eric Stephens serve as members of this committee. This committee met ten (10) times in 1995. Scott A. Seasock, Senior Vice President and Chief Financial Officer of the Company and the Bank, Thomas E. Sheridan, Senior Vice President and Chief Operating Officer of the Company and the Bank, and Mark E. Caterson, Vice President and Senior Trust Officer of the Bank, are ex-officio members of this committee. Committee members received no remuneration for serving on this committee.

  The Director's Loan Committee of the Bank meets bi-monthly to review commercial loans over $75,000 and consumer loans over $150,000. (The full Board of Directors reviews all loans over $500,000). William F. Farber, Sr., J. Robert McDonnell, David L. Baker, Donald R. Edwards, Sr., Robert J. Babcock, William B. Lopatofsky, Erwin T. Kost, Theodore W. Porosky and Robert T. Seamans serve as members of this committee. This committee met eighteen (18) times in 1995. Committee members received no remuneration for serving on this committee.

  The Audit Committee of the Bank met eight (8) times in 1995 to make recommendations concerning the Auditors of the Company and the Bank. John
P. Kameen, William B. Lopatofsky and Robert J. Babcock serve as members of this committee. Messrs. William F. Farber, Sr. and Ms. M. Evelyn Pantzar, Vice President and Internal Auditor of the Bank, are ex-officio members of this committee. Committee members received no remuneration for serving on this committee.

  The Investment Committee of the Bank met fourteen (14) times in 1995 to review investments made by the Bank and its investment portfolio with regard to the purchases and sales made, the schedule of maturities and the investment results. John P. Kameen, Eric Stephens, Judd B. Fitze, Michael
T. Goskowski, Joseph P. Moore, Jr. and William F. Farber, Sr. are members of this committee. Messrs. Scott A. Seasock, Thomas E. Sheridan, and Mark
E. Caterson are ex-officio members of this committee. Committee members received no remuneration for serving on this committee.


  The Trust Committee of the Bank met four (4) times in 1995 to review the activities of the Trust Department of the Bank. David L. Baker, Robert
J. Babcock and Judd B. Fitze serve as members of this committee. Messrs. William F. Farber, Sr. and Mark E. Caterson are ex-officio members of this committee. Committee members received no remuneration for serving on this committee.

  The Board of Directors of the Bank met fourteen (14) times in 1995.
Each of the Directors of the Company and the Bank attended at least seventy-five percent (75%) of the combined total number of meetings of the Boards of Directors of the Company and the Bank and the committees of which he is a member.

  The Board of Directors of the Company has at present no standing committees. The Company does not have a nominating committee. A stockholder who desires to propose an individual for consideration by the Board of Directors as a nominee for director should submit a proposal in writing to Michael T. Goskowski, Secretary of the Company, in accordance with Section 202 of the Company's By-laws.

                   COMPLIANCE WITH SECTION 16(a) OF THE
                      SECURITIES EXCHANGE ACT OF 1934

  Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's officers and directors, and persons who own more than ten percent (10%) of the registered class of the Company's equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission ("SEC"). Officers, directors and persons who own more than ten percent (10%) of the Company's Stock are required by SEC regulation to furnish the Company with copies of all
Section 16(a) forms they file.

  Based solely on its review of the copies of such forms received by it, or written representations from certain reporting persons that no Form 5 was required for those persons, the Company believes that during the period January 1, 1995 through December 31, 1995, its officers and directors were in compliance with all filing requirements applicable to them.

                          EXECUTIVE COMPENSATION

  Shown below is information concerning the annual compensation for services in all capacities to the Company and Bank for the fiscal years ended December 31, 1995, 1994, and 1993, to the present and former President and CEO of the Company and Bank. No other officers' total annual salary and bonus exceeded $100,000 during the fiscal years reported:


                        SUMMARY COMPENSATION TABLE


                                                                            LONG-TERM COMPENSATION
                                                                            ___________________________
                            ANNUAL COMPENSATION                               AWARDS          PAYOUTS
_________________________________________________________________________________________________________________________
                                                       Other
Name and                                               Annual           Restricted                            All Other
Principal                                              Compens-           Stock       Options      LTIP       Compensa-
Position             Year  Salary($)      Bonus($)     ation($)(1)       Award(s)     /SARs        Payouts    tion($)
_________________________________________________________________________________________________________________________
David L. Baker       1995    84,666         6,000          -0-            -0-           -0-          -0-        1,379(2)
President and CEO

Gerald B.            1995    31,785         -0-            -0-            -0-           -0-          -0-      207,472(4)
Franceski(3)         1994    96,374        26,500          -0-            -0-           -0-          -0-        4,020(2)
                     1993    93,044        30,000          -0-            -0-           -0-          -0-        4,131(2)

(1) The amount of perquisites and other personal benefits was less than ten percent (10%) of the salary and bonus reported, and, therefore, need not be presented.
(2) Represents the contribution the Bank made on behalf of Messrs. Baker and Franceski pursuant to the profit sharing plan.
(3) The Company and Bank terminated the employment agreement with Mr. Franceski on April 26, 1995.
(4) Represents the lump-sum payment at termination required by the employment agreement with Mr. Franceski.

PENSION PLAN
____________

    The Company has a profit sharing plan ("Plan"), which covers all employees who have completed 1,000 hours of service, attained 21 years of age and have been employed by the Company for at least one year. The entry date of an employee into the Plan is January 1 of the year following the satisfaction of the eligibility requirements. Normal retirement age is sixty-five (65). The normal retirement benefit is the accumulated account balance of annual contributions, investment income and forfeitures. The annual contribution is determined by the Board of Directors each year. Contributions are allocated to each participant based on a pro-rata share of compensation covered under the Plan. Investment income is allocated to each participant based on a pro-rata share of the account balances accumulated at the beginning of the year. Forfeitures are allocated to each participant based on a pro-rata share of compensation covered under the Plan. If a participant separates from service prior to retirement, the participant will be entitled to a portion of the profit sharing account based on years of service according to the following schedule:







              Years of Service              Vested Interest
              ________________              _______________

                Less than 1                       0%
                     1                           10
                     2                           20
                     3                           30
                     4                           40
                     5                           60
                     6                           80
                 7 or more                      100%

A participant is always 100.0 percent vested in pension plan transferred balances.

    During 1995, $113,728 was allocated among the participants' accounts of the Plan. The amount contributed by the Bank in 1995 to the Plan for Mr. Franceski, the then President and CEO of the Company was $3,000. Mr. Franceski had sixteen (16) years of credited service under the Plan. The amount contributed by the Bank in 1995 to the Plan for Mr. Baker, the President and CEO of the Company was $4,296. Mr. Baker had nine (9) years of credited service under the Plan.

COMPENSATION OF DIRECTORS
_________________________

    During 1995, Messrs. Baker and Franceski, officers of the Company and Bank, sat on the Company's and Bank's Board of Directors and various committees of the Company and Bank. Messrs. Baker and Franceski received no fees for their services on such committees. Messr. Franceski received $620 in fees for his services as a director on the Company's Board and no fees for his services on the Bank's Board. Messr. Baker received no fees for his services on the Company's or Bank's Board.

    Except for Mr. Farber, members of the Bank's Board of Directors received a fee of $800 per month. Mr. Farber, as the Chairman of the Bank, received a fee of $1,300 per month. Aggregate directors' fees paid by the Bank in 1995 were $140,400. All members of the Company's Board of Directors, including Mr. Farber, the Chairman of the Company, received a fee of $400 per quarter. Aggregate directors' fees paid by the Company in 1995 were $24,520.

BOARD COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION
_____________________________________________________________

    The Board of Directors of the Company is responsible for the governance of the Company and Bank. In fulfilling its fiduciary duties, the Board of Directors acts in the best interests of the Company's stockholders, customers and the communities served by the Company and Bank. To accomplish the strategic goals and objectives of the Company, the Board of Directors engages competent persons who undertake to accomplish these objectives with integrity and in a cost-effective manner. The compensation of these individuals is part of the Board of Directors' fulfillment of its duties to accomplish the Company's strategic mission. The Bank provides compensation to the employees of the Company and Bank.

    The fundamental philosophy of the Company's and Bank's compensation program is to offer competitive compensation opportunities for all employees based on the individual's contribution and personal performance. The compensation program is administered by the Executive Compensation Committee ("Committee") comprised of four outside directors, and a member of the Bank's Board of Directors listed in the section "Executive Officers," thereto. The objectives of the Committee are to establish a fair compensation policy to govern executive officers' base salaries and incentive plans to attract and motivate competent, dedicated and ambitious managers whose efforts will enhance the products and services of the Company, the results of which will be improved profitability, increased dividends to our stockholders and subsequent appreciation in the market value of our stock.

    The compensation of the Company's and Bank's top executives is reviewed and approved annually by the Board of Directors. The top executives whose compensation is determined by the Committee include the CEO and all other Vice Presidents. As guidance for review in determining base salaries, the Committee uses information composed of a Pennsylvania bank peer group. This bank peer group is different than the peer group utilized for the performance chart. Pennsylvania peer group banks have been utilized because of common industry issues and competition for the same executive talent group.

CEO COMPENSATION
________________

    The Board of Directors has determined that the CEO's 1995 compensation of $90,666 (which represents Mr. Baker's annual salary and bonus) was appropriate in light of the Company's 1995 performance accomplishments. There is no direct correlation, however, between the President and CEO's compensation and the Company's performance, nor is there any weight given by the Committee to any specific individual criteria. Such 1995 compensation was based on the Committee's subjective determination after review of all information that it deemed relevant.

EXECUTIVE OFFICERS
__________________

    Compensation for the Bank's executive officers is determined by the Committee based on its subjective analysis of the individual's contribution to the Company's strategic goals and objectives. In determining whether strategic goals have been achieved, the Board of Directors considers, among numerous other factors, the following: the Company's performance as measured by earnings, revenues, return on assets, return on equity, market share, total assets and nonperforming loans. Although the performance and increases in compensation are measured in light of these factors, there is no direct correlation between any specific criterion and the employees compensation, nor is there any specific weight provided to any such criteria in the Committee's analysis. The determination by the Committee is subjective after review of all information, including the above, it deems relevant.

    Total compensation opportunities available to the employees of the Bank are influenced by general labor market conditions, the specific responsibilities of the individual and the individual's contributions to the Company's success. Individuals are reviewed annually on a calendar year basis. The Bank strives to offer compensation that is competitive with that offered by employers of comparable size in the banking industry. Through these compensation policies, the Company strives to meet its strategic goals and objectives to its constituents and provide compensation that is fair and meaningful to its employees.

             Submitted by the Executive Compensation Committee
             _________________________________________________

                          William F. Farber, Sr.
                           Michael T. Goskowski
                              John P. Kameen
                           Joseph P. Moore, Jr.
                               Judd B. Fitze























STOCK PERFORMANCE GRAPH AND TABLE
_________________________________

    The following graph and table compare the cumulative stockholder return on the Company's Common Stock during the period January 1, 1990, through and including December 31, 1995, with (I) a Peer Group Index(1) and
(II) the Standard & Poor's 500 Index. The comparison assumes $100 was invested on January 1, 1990, in the Company's Common Stock and in each of the below indices and assumes further the reinvestment of dividends into the applicable securities.



















                                 1990     1991     1992     1993     1994     1995
                                 ____     ____     ____     ____     ____     ____
                                                    (In Dollars)
Peer Group Index(1)           $100.00  $ 95.06  $105.90  $146.10  $177.51  $202.19
Comm Bancorp, Inc.             100.00    88.59    90.73   112.13   158.80   169.26
Standard & Poor's 500 Index   $100.00  $126.31  $131.95  $141.25  $139.08  $186.52

(1) The Peer Group Index, for which information appears above, includes the following companies: CNB Financial Corporation, Citizens & Northern Corporation, Heritage Bancorp, Inc., Penn Security Bank & Trust Company, Penns Woods Bancorp, Inc., Pioneer American Holding Company and Wayne Bank. These companies were selected based on four criteria: total assets between $150 million and $600 million; market capitalization greater than $20 million; headquarters located in Pennsylvania; and not quoted on the NASDAQ Stock Market.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
______________________________________________

    Except as described in the paragraphs below, there have been no material transactions between the Company and Bank, nor any material transactions proposed, with any director or executive officer of the Company and Bank, or any associate of the foregoing persons. The Company and Bank have had financial transactions in the ordinary course of business with directors and officers of the Company and Bank. The Company and Bank intend to continue to have banking and financial transactions in the ordinary course of business with directors and officers of the Company and Bank and their associates on substantially the same terms, including interest rates and collateral, as those prevailing from time to time for comparable transactions with other persons. Total loans outstanding from the Bank as of December 31, 1995, to the Company's and Bank's executive officers and directors as a group and members of their immediate families and companies in which they had an ownership interest of 10.0 percent or more was $3,157,222 or approximately 11.3 percent of the total equity capital of the Company. Loans to such persons were made in the ordinary course of business and were made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons, and did not involve more than the normal risk of collectibility or present other unfavorable features.

    The Bank leases its Carbondale branch office from William F. Farber, Sr., the Chairman of the Boards of Directors of the Company and Bank. The lease, which commenced in October 1988, expires in 1998 and contains an option that allows the Bank to purchase the property at fair market value or renew the lease for two additional terms of five years each. In 1995, lease payments to Mr. Farber were $6,020 per month or $72,240 annually.

    The Bank has extended credit to Joseph P. Moore, Jr., a director of the Company and Bank, who is President of Elk Mountain Ski Resort, Inc. ("Elk Mountain"). As of December 31, 1995, the Bank had outstanding balances with Elk Mountain of $540.0 thousand, secured by a first lien mortgage on all real property and equipment, and of $750.0 thousand, secured by a second lien mortgage on all real property and equipment. The interest rate on these mortgages was, and is, the Bank's prime rate of interest.


















PRINCIPAL OFFICERS OF THE COMPANY
_________________________________

    The following table sets forth selected information about the principal officers of the Company, each of whom is elected by the Board of Directors and each of whom holds office at the discretion of the Board of
Directors:

                                      COMPANY
                            HELD      EMPLOYEE    NUMBER OF SHARES       AGE AS OF
NAME AND POSITION           SINCE      SINCE      BENEFICIALLY OWNED   MARCH 1, 1996
_________________           _____     ________    __________________   _____________
William F. Farber, Sr.      1983        (1)           187,320                58
Chairman of the Board

David L. Baker              1995       1992(2)         11,304(3)             50
President and CEO

Scott A. Seasock            1987       1992(4)          2,745(5)             38
Senior Vice President and
Chief Financial Officer

Thomas E. Sheridan          1989       1985             1,764(6)             39
Senior Vice President and
Chief Operating Officer

J. Robert McDonnell         1983        (1)            32,544(6)             60
Vice President

Michael T. Goskowski        1984        (1)            21,096(7)             73
Secretary

(1) Messrs. Farber, McDonnell and Goskowski are not employees of the Bank.
(2) Prior to the merger of FNB Nicholson with the Bank, Mr. Baker was employed by FNB Nicholson from 1987 to 1992 as the President.
(3) Includes 5,040 shares held individually; 4,800 shares held jointly with his spouse; 732 shares held under his IRA; and 732 shares held under his spouse's IRA.
(4) Prior to the merger of FNB Nicholson with the Bank, Mr. Seasock was employed by FNB Nicholson from 1987 to 1992 as Senior Vice President and Chief Financial Officer.
(5) Includes 660 shares held under his IRA; 825 shares held jointly with his spouse; 60 shares held jointly with his spouse and son; and 1,200 shares held jointly with his spouse and sons.
(6)            Held jointly with his spouse.
(7) Includes 9,540 shares held jointly with his spouse; 1,236 shares held in trust for his granddaughter; and 10,320 shares held jointly with his spouse and daughter.











PRINCIPAL OFFICERS OF THE BANK
______________________________

               The following table sets forth selected information about the principal officers of the Bank, each of whom is elected by the Board of Directors of the Bank and each of whom holds office at the discretion of the Bank's Board of Directors:

                                       BANK
                            HELD     EMPLOYEE   NUMBER OF SHARES      AGE AS OF
NAME AND POSITION           SINCE      SINCE    BENEFICIALLY OWNED   MARCH 1, 1996
_________________           _____    ________   __________________   _____________
David L. Baker               1995      1993(1)      11,304                  50
President and CEO

Scott A. Seasock             1992      1992(2)       2,745                  38
Senior Vice President and
Chief Financial Officer

Thomas E. Sheridan           1989      1985          1,764                  39
Senior Vice President and
Chief Operating Officer

Thomas M. Chesnick           1989      1952         27,900(3)               61
Vice President, Cashier and
Assistant Secretary

(1) See footnote (2) above under the caption entitled "Principal Officers of the Company" as to the employment history of Mr. Baker.
(2) See footnote (4) above under the caption entitled "Principal Officers of the Company" as to the employment history of Mr. Seasock.
(3) Includes 17,520 shares held jointly with his spouse; and 10,380 shares held jointly with various relatives.






















                             LEGAL PROCEEDINGS

GENERAL
_______

               The nature of the Company's and the Bank's business generates a certain amount of litigation involving matters arising in the ordinary course of business. However, in the opinion of management of the Company and the Bank, there are no proceedings pending to which the Company and the Bank is a party or to which their property is subject, which, if determined adversely to the Company and the Bank, would be material in relation to the Company's and the Bank's undivided profits or financial condition, nor are there any proceedings pending other than ordinary routine litigation incident to the business of the Company and the Bank. In addition, no material proceedings are pending or are known to be threatened or contemplated against the Company and the Bank by government authorities or others.

ENVIRONMENTAL ISSUES
____________________

               There are several federal and state statutes that govern the obligations of financial institutions with respect to environmental issues. Besides being responsible under such statues for its own conduct, a bank also may be held liable under certain circumstances for actions of borrowers or other third parties on properties that collateralize loans held by the bank. Such potential liability may far exceed the original amount of the loan made by the bank. Currently, the Bank is not a party to any pending legal proceedings under any environmental statute nor is the Bank aware of any circumstances that may give rise to liability of the Bank under any such statue.

                   RATIFICATION OF INDEPENDENT AUDITORS

               Unless instructed to the contrary, it is intended that votes will be cast pursuant to the Proxies for the ratification of the selection of Kronick Kalada Berdy & Co., Certified Public Accountants of Kingston, Pennsylvania ("Kronick Kalada Berdy"), as the Company's independent public accountants for its fiscal year ending December 31, 1996. The Company has been advised by Kronick Kalada Berdy that none of its members has any financial interest in the Company. Ratification of Kronick Kalada Berdy will require an affirmative vote of a majority of the shares of Common
Stock represented at the Annual Meeting. Kronick Kalada Berdy served as the Company's independent public accountants for the Company's 1995 fiscal year.

               In addition to performing customary audit services, Kronick Kalada Berdy assisted the Company with the preparation of its federal and state tax returns, and provided assistance in connection with regulatory matters, charging the Company for such services at its customary hourly billing rates. These non-audit services were approved by the Company's and the Bank's Board of Directors, after due consideration of the effect of the performance thereof on the independence of the accountants and after the conclusion by the Company's and the Bank's Board of Directors that there was no effect on the independence of the accountants.

               In the event that the shareholders do not ratify the selection of Kronick Kalada Berdy as the Company's independent public accountant's for the 1996 fiscal year, another accounting firm will be chosen to provide independent public accountant audit services. The Board of Directors recommends that the stockholders vote FOR the ratification of the selection of Kronick Kalada Berdy as the auditors for the Company for the year ending December 31, 1996.

               It is understood that even if the selection of Kronick Kalada Berdy is ratified, the Board of Directors, in its discretion, may direct the appointment of a new independent auditing firm at any time during the year if the Board of Directors determines that such a change would be in the best interests of the Company and its stockholders.

                               ANNUAL REPORT

                A copy of the Company's Annual Report for its fiscal year ended December 31, 1995 is enclosed with this Proxy Statement. A representative of Kronick Kalada Berdy & Co., the accounting firm which examined the financial statements in the Annual Report, will attend the Annual Meeting.
This representative will have the opportunity to make a statement, if he desires to do so, and at his discretion will respond to any appropriate questions presented by stockholders at the Annual Meeting.

                           STOCKHOLDER PROPOSALS

               Any stockholder who, in accordance with and subject to the provisions of the Proxy rules of the Securities and Exchange Commission, wishes to submit a proposal for inclusion in the Company's Proxy Statement for its 1997 Annual Meeting of Stockholders must deliver such proposal in writing to the President of Comm Bancorp, Inc. at its principal executive offices in Forest City, Pennsylvania 18421, no later than Wednesday, January 8, 1997.

                               OTHER MATTERS

               The Board of Directors does not know of any matters to be presented for consideration other than the matters described in the accompanying Notice of Annual Meeting of Stockholders, but if any matters are properly presented, it is the intention of the persons named in the accompanying
Proxy to vote on such matters in accordance with their best judgment.

                          ADDITIONAL INFORMATION

               UPON WRITTEN REQUEST OF ANY STOCKHOLDER, A COPY OF THE COMPANY'S REPORT ON FORM 10-K FOR ITS FISCAL YEAR ENDED DECEMBER 31, 1995, AS
AMENDED, INCLUDING THE FINANCIAL STATEMENTS AND THE SCHEDULES THERETO,
REQUIRED TO BE FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT
TO RULE 13a-1 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED, MAY BE OBTAINED, WITHOUT CHARGE, FROM SCOTT A. SEASOCK, CHIEF FINANCIAL OFFICER,
COMM BANCORP, INC.

               IN ADDITION, A COPY OF THE ANNUAL DISCLOSURE STATEMENT OF COMMUNITY BANK AND TRUST COMPANY MAY ALSO BE OBTAINED, WITHOUT CHARGE, FROM SCOTT A. SEASOCK, CHIEF FINANCIAL OFFICER OF THE BANK.







































                            COMM BANCORP, INC.

                                   PROXY

         ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON JUNE 7, 1996 THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

               The undersigned hereby constitutes and appoints Scott A. Seasock and Thomas E. Sheridan and each or any of them, Proxies of the undersigned, with full power of substitution, to vote all of the shares of Comm Bancorp, Inc. (the "Company") that the undersigned may be entitled to vote at the Annual Meeting of Stockholders of the Company to be held at the American
Legion Post #524, Dundaff Street, Forest City, Pennsylvania 18421, on
Friday, June 7, 1996 at 1:00 p.m., prevailing time, and at any adjournment or postponement thereof as follows:

1.             PROPOSAL TO FIX THE NUMBER OF DIRECTORS TO BE ELECTED AT NINE
               (9).

                    [  ] FOR                             [  ] AGAINST

               The Board of Directors recommends a vote FOR this proposal.

________________________________________________________________________________

2.             ELECTION OF DIRECTORS TO SERVE FOR A ONE-YEAR TERM

                    [  ] FOR ALL NOMINEES          [  ] WITHHOLD AUTHORITY
                         LISTED BELOW (except           to vote for all
                         as marked to the               nominees listed
                         contrary below)                below

               (INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, WRITE THAT NOMINEE'S NAME ON THE SPACE PROVIDED BELOW.)

               David L. Baker, Donald R. Edwards, Sr., William F. Farber, Sr., Judd B. Fitze, John P. Kameen, William B. Lopatofsky, J. Robert McDonnell, Joseph P. Moore, Jr., Eric Stephens

________________________________________________________________________________

3.             PROPOSAL TO RATIFY THE SELECTION OF KRONICK KALADA BERDY & CO.
               AS THE INDEPENDENT AUDITORS FOR THE COMPANY FOR THE YEAR ENDING DECEMBER 31, 1996.

                     [  ] FOR                            [  ] AGAINST

               The Board of Directors recommends a vote FOR this proposal.
________________________________________________________________________________

4. IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING AND ANY ADJOURNMENT OR POSTPONEMENT THEREOF.


               THIS PROXY, WHEN PROPERLY SIGNED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR ALL NOMINEES LISTED ABOVE AND FOR PROPOSALS 1 AND 3.



                                   Dated:_________________ , 1996

                                   ______________________________

                                   ______________________________
                                   Signature(s)            (Seal)


Number of Shares Held of
Record on May 8, 1996
_____________________

               THIS PROXY MUST BE DATED AND SIGNED BY THE STOCKHOLDER. WHEN SIGNING AS ATTORNEY, EXECUTOR, ADMINISTRATOR, TRUSTEE OR GUARDIAN, PLEASE GIVE FULL TITLE. IF MORE THAN ONE TRUSTEE, ALL SHOULD SIGN. IF STOCK IS HELD JOINTLY, EACH OWNER SHOULD SIGN.